UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2006

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2006, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), through LVP St. Augustine Outlets LLC (the “Owner”), a wholly owned subsidiary of Lightstone Value Plus REIT LP, its operating partnership (the “Partnership”), acquired Belz Outlets at St. Augustine (the “Property) from St. Augustine Outlet World Ltd. (the “Seller”). The Seller is not affiliated with the Registrant or its subsidiaries.

The Property is a factory outlet mall located off Interstate 95 in St. Augustine, Florida, which is 20 miles south of Jacksonville. Built in 1998, the Property currently has 255,758 square feet of retail space. The Property is leased to retail stores and has a 77% percent occupancy rate.

The acquisition price for the Property was $26,921,450, including acquisition-related transaction costs. Approximately $4.5 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $22.4 million was funded with a $27.25 million fixed rate loan secured by the Property (see Item 2.03 for a description of the loan). Additional loan proceeds were used to fund escrows of approximately $4.8 million for future leasing-related expenditures, real estate taxes, insurance and debt service.

The Registrant does not intend to make significant renovations or improvements to the Property. Management of the Registrant believes that the Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2006, in connection with the acquisition of the Property, Owner obtained a $27.25 million fixed rate mortgage loan (the “Loan”) from Wachovia Bank, National Association ("Wachovia"). The Loan has a 30 year amortization period, matures in 10 years, bears interest at a fixed rate of 6.09% per annum, requires monthly installments of interest only through the first 12 months and monthly installments of principal and interest throughout the remainder of its stated term. The Loan will mature on April 11, 2016, at which time a balance of approximately $23,427,000 will be due, assuming no prior principal prepayment. The Loan will be secured by the Property and will be non-recourse to the Registrant and the Partnership.

In connection with the Loan, Lightstone Holdings, LLC (the “Guarantor”), a limited liability company that is wholly owned by David Lichtenstein, the Chief Executive Officer and President of the Registrant, guaranteed payment of losses that Wachovia may sustain as a result of fraud, misappropriation, misuse of loan proceeds or other acts of misconduct by the Owner and/or its principals or affiliates. Such losses are recourse to the Guarantor under the guaranty regardless of whether Wachovia has attempted to procure payment from the Owner or any other party. Further, in the event of the Owner's bankruptcy, reorganization or insolvency, or the interference by the Owner or its affiliates in any foreclosure proceedings or other remedy exercised by Wachovia, the Guarantor has guaranteed the payment of any unpaid loan amounts. The Registrant has agreed, to the maximum extent permitted by its Charter, to indemnify the Guarantor for any liability that it incurs under this guaranty.

Item 9.01 Financial Statements and Exhibits

(a)
Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before June 14, 2006, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See Paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: April 6, 2006	By:	/s/ Michael Schurer
Michael Schurer
Chief Financial Officer and Treasurer